UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Equus Total Return, Inc.

(Name of Registrant as Specified in its Charter)
J. Philip Ferguson
Lance T. Funston
John D. White
Charles R. Ofner
Dr. Francis D. Tuggle
John P. Wade
Dr. Charles M. Boyd
Jonathan H. Godshall
Paula T. Douglass
Sam P. Douglass
Douglass Trust IV - FBO S. Preston Douglass, Jr.
Douglass Trust IV - FBO Brooke Douglass
Tiel Trust FBO Sam P. Douglass
Tiel Trust FBO Paula T. Douglass

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THE COMMITTEE TO ENHANCE EQUUS
April 15, 2010

Dear Fellow Stockholder:

The members of the Committee to Enhance Equus (the “Committee” or “we”) own an aggregate of 1,011,609 shares of common stock of Equus Total Return, Inc. (the “Company”), representing approximately 11.4% of the outstanding common stock of the Company. The Committee is dissatisfied with the Company’s performance and believes that the Company’s Board of Directors has failed to pursue a cohesive strategy to address valuation and other strategic issues facing the Company and has failed to seek and put into place a chief executive officer with fund management experience. We are therefore seeking your support at the annual meeting of stockholders of the Company (the “Annual Meeting”) scheduled to be held at Goodwin Procter LLP, The New York Times Building, 26th Floor, 620 Eighth Avenue, New York, New York 10018 on May 12, 2010 at 10:00 a.m., local time, for the following:

1. To elect the Committee’s slate of nine director nominees to the Board of Directors of the Company in opposition to the slate of director nominees proposed by five of the nine incumbent members of the Board of Directors of the Company; and

2. To ratify the appointment of UHY LLP as the Company’s independent auditors for the fiscal year ended December 31, 2010.

We believe that significant changes to the Board are necessary to put the Company back on a course of maximizing stockholder value. Over the past 5 years, the value of the Company’s stock has declined substantially. Additionally, the management of the Company has suffered from a significant lack of stability and continuity. Directors who sought to change the status quo and reverse the decline in value of the Company’s stock were thwarted in their efforts by the same group of incumbent directors who have been nominated on the white proxy card.

It is time for a change.

We urge you to carefully consider the information contained in the attached proxy statement and then support our nominees for director by signing, dating and returning the enclosed GOLD proxy card today. The attached proxy statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about April 15, 2010.

If you have already voted for nominees on the white proxy card, you have every right to change your vote to our nominees by signing, dating and returning the enclosed GOLD proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact MacKenzie Partners, Inc., which is assisting us, at their address and toll-free numbers listed below.

Thank you for your support,

The Committee to Enhance Equus

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of the Committee’s proxy materials, please call
MacKenzie Partners, Inc. at the phone numbers or email listed below.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
enhanceequus@mackenziepartners.com
or
CALL TOLL FREE (800) 322-2885

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting
The attached proxy statement and GOLD proxy card are available at

www.ourmaterials.com/enhanceequus

ANNUAL MEETING OF STOCKHOLDERS
OF
EQUUS TOTAL RETURN, INC.

PROXY STATEMENT
OF
THE COMMITTEE TO ENHANCE EQUUS

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

The Committee to Enhance Equus is writing to seek your support for the election of our nine director nominees to the Board of Directors (the “Board”) of the Equus Total Return, Inc., a Delaware corporation (the “Company”) at the annual meeting of stockholders of the Company (the “Annual Meeting”) scheduled to be held at Goodwin Procter LLP, The New York Times Building, 26th Floor, 620 Eighth Avenue, New York, New York 10018 on May 12, 2010 at 10:00 a.m., local time, including any adjournments or postponements thereof and any meeting that may be called in lieu thereof. This proxy statement and the enclosed GOLD proxy card are first being furnished to stockholders on or about April 15, 2010.

This proxy statement and the enclosed GOLD proxy card are being furnished in connection with the solicitation of proxies from the stockholders of the Company for the following:

1. To elect the Committee’s director nominees, J. Philip Ferguson, Lance T. Funston, John D. White, Charles R. Ofner, Dr. Francis D. Tuggle, John P. Wade, Paula T. Douglass, Dr. Charles M. Boyd and Jonathan H. Godshall (collectively, “Our Nominees”), to serve as directors on the Board, in opposition to the nominees (the “Other Nominees”) proposed by five of the nine incumbent members of the Board of Directors of the Company; and

2. To ratify the appointment of UHY LLP as the Company’s independent auditors for the fiscal year ended December 31, 2010.

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as of March 15, 2010 (the “Record Date”). The mailing address of the principal executive offices of the Company is Eight Greenway Plaza, Suite 930, Houston, Texas 77046. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of March 31, 2010, there were 8,861,646 shares of common stock, par value $0.001 per share (the “Shares”) outstanding. The members of the Committee own an aggregate of 1,011,609 Shares, representing approximately 11.4% of the Shares outstanding, as of the Record Date. The members of the Committee intend to vote such Shares FOR the election of Our Nominees, as described in this proxy statement.

The Committee to Enhance Equus consists of J. Philip Ferguson, Lance T. Funston, John D. White, Charles R. Ofner, Dr. Francis D. Tuggle, John P. Wade, Dr. Charles M. Boyd, Jonathan H. Godshall, Paula T. Douglass, Sam P. Douglass, the Douglass Trust IV – FBO S. Preston Douglass, Jr., the Douglass Trust IV – FBO Brooke Douglass, the Tiel Trust FBO Sam P. Douglass, and the Tiel Trust FBO Paula T. Douglass.

THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. THE COMMITTEE IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE COMMITTEE URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES.

IF YOU HAVE ALREADY SENT A WHITE PROXY CARD FOR THE OTHER NOMINEES, YOU MAY REVOKE THAT PROXY AND VOTE FOR OUR NOMINEES DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting
The attached proxy statement and GOLD proxy card are available at
www.ourmaterials.com/enhanceequus

IMPORTANT

Your vote is important, no matter how many Shares you own. We urge you to sign, date and return the enclosed GOLD proxy card today to vote FOR the election of Our Nominees.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to the Committee c/o MacKenzie Partners, Inc., in the enclosed envelope today.

•	If your Shares are held in a brokerage account or bank, you are considered the “beneficial owner” of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without receiving your instructions on the GOLD voting form.

•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting form.

Since only your latest dated proxy card will count, we urge you not to return any white proxy card you receive from the Company. Even if you return the white proxy card marked “withhold” or “abstain” as a protest against the Other Nominees, it will revoke any proxy card you may have previously sent to the Committee. Remember, you can vote for Our Nominees only on our GOLD proxy card. So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of the Committee’s proxy materials, please call
MacKenzie Partners, Inc. at the phone numbers or email listed below.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
enhanceequus@mackenziepartners.com
or
CALL TOLL FREE (800) 322-2885

REASONS FOR SOLICITATION

The Committee to Enhance Equus believes that, after suffering from years of poor performance, significant changes at the Board level are necessary to put the Company back on a course of creating stockholder value. We believe that the Company’s performance since June 2005 has resulted largely from the Board’s failure to pursue a cohesive strategy to address valuation and other strategic issues and to seek, appoint and retain an effective and experienced chief executive officer.

During MCCA’s tenure as the Company’s investment adviser, stockholder value declined approximately 61%.

In June 2005, the Company retained, as its investment adviser, Moore, Clayton Capital Advisors, Inc. (“MCCA”), a wholly-owned subsidiary of MCC Global N.V. (“MCC Global”). MCCA served as the Company’s investment adviser until June 2009, when the Company did not renew its agreement with MCCA and “internalized” its management. As depicted in the following chart, the Company’s stock price declined approximately 61% while MCCA served as investment adviser. The declining trend has not been reversed following the termination of MCCA, as the Company’s stock price has further declined approximately 12% for the period from June 30, 2009 to March 26, 2010 (the last trading day before members of our Committee announced their intention to launch a proxy contest).

The Company’s net asset value has also deteriorated substantially, declining approximately 28% while MCCA served as investment adviser and approximately 37% in 2009 alone. Since June 30, 2005, investments overseen and managed by MCCA have resulted in realized and unrealized losses totaling approximately $29.1 million for the Company. Further, the discount to net asset value of the price of the Company’s common stock reached 68% during MCCA’s tenure.

Although no two business development companies are alike, the Committee believes that Capital Southwest Corporation, MVC Capital, Inc., Hercules Technology Growth Capital, Inc. and Prospect Capital Corporation have similarities to the Company because of their size, their investments or other characteristics and that the net asset values of those companies may provide a useful comparison to investors. During the period that MCCA served as investment adviser, the stock prices of Capital Southwest, MVC Capital, Hercules Technology Growth Capital and Prospect Capital declined 19%, 15%, 35% and 27%, respectively. During that time period, the net asset values (based upon publicly available data) of Capital Southwest and MVC Capital increased 42% and 74%, respectively, and the net asset values of Hercules Technology Growth Capital and Prospect Capital decreased 11% and 15%, respectively.

A majority of the incumbent Board members who nominated the Other Nominees came to the Company in connection with retaining MCCA.

The Other Nominees were nominated by a five-member majority of the incumbent Board. Three of those five incumbent members are affiliated with MCCA or were appointed to the Board in connection with the engagement of MCCA. Kenneth I. Denos, an incumbent director of the Company, was appointed as an executive officer of the Company in June 2005, served as the Company’s CEO and President from August 2007 to June 2009, and joined the Board in 2008. Mr. Denos has held a number of executive offices with MCCA and affiliates of MCC Global since 2001, including serving as MCCA’s CEO and President from May 2008 until June 2009. Furthermore, Mr. Denos has been the CEO of MCC Global, MCCA’s parent company, since 2006. In addition, Richard F. Bergner and Henry W. Hankinson joined the Board in June 2005 upon nomination by MCCA and have continued to serve as directors since that time. Messr. Denos, Bergner and Hankinson are each Other Nominees.

The Company has suffered from a significant lack of stability and continuity in its management.

Since June 2005, the Company has had six chairmen of the Board and three chief executive officers. None of the chief executive officers had prior 1940 Act executive fund management experience. Although the Committee viewed the internalization of management that occurred in 2009 as a cause for hope, the Board proceeded to appoint one of its own members as chief executive officer, ostensibly on an interim basis, but the Board then failed to conduct a formal search process among external candidates to identify and enlist a chief executive officer with fund management experience. The Board’s unwillingness to pursue and identify such a chief executive officer has been disappointing, and we believe that it has contributed to the instability of the Company’s management and perpetuated the decline in the value of the Company’s stock. Since Mr. Flanagan’s resignation as CEO in February 2010, the Company has not had an acting CEO or President.

The initiatives of members of the Committee were thwarted by the incumbent directors who nominated the Other Nominees.

On or about January 19, 2010, after persistent efforts by Mr. Douglass, the Board formed an executive committee consisting of Mr. Douglass and four independent directors for the purpose of executing various initiatives to advance the goal of salvaging and maximizing stockholder value. The Committee supports those initiatives. The first critical initiative of the executive committee was to implement a program to seek, appoint and retain an external CEO with significant fund experience. In addition, as proposed by the members of the executive committee, on March 16, 2010, the Nominating and Governance Committee decided to recommend the reduction of the size of the Board to five persons, which would have included Mr. Douglass and two of Our Nominees.

The very next morning, March 17, however, Mr. Hankinson, who had been one of the members of the executive committee, abruptly changed course and joined with the four incumbent directors who were not on the executive committee to form a new five-member majority of the Board. With this new majority, the Board took action to disband the executive committee and to rearrange the chairs of the standing committees. In addition, those five incumbent directors voted to nominate themselves and four additional nominees for election to the Board at the Annual Meeting. Prior to the March 17 action, Mr. Douglass and three of the other directors who served with him on the executive committee were not aware of and had not met the four additional nominees. The Committee believes that the nomination of four new directors is a significant event for the Board, deserving of a deliberative and thorough process.

It is time for a change.

As stockholders of over 11% of the Company, we view these results and events as unsatisfactory. Our Nominees represent a diverse cross-section of the business, legal and academic communities and would bring to our Board broad experience in fund management oversight, investment management, international business, business development, the practice of law, administration, tax, accounting, the healthcare industry and service on public and private boards of directors. Six of our nine nominees have not served as directors or officers of the Company, and only two of Our Nominees are incumbent Board members.

It is time for a change. We believe Our Nominees can do better.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board is currently composed of nine directors whose terms expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect Our Nominees in opposition to the Other Nominees. Each of Our Nominees has consented to serve upon election. The Committee knows of no reason why any of Our Nominees would not be able to serve as a director upon their election. However, if, at the Annual Meeting, any of Our Nominees is unable or unwilling to serve on the Board, the persons named as proxies will vote for a substitute candidate of their choosing.

Our Nominees

	Position(s)	Term of Office		Other Directorships(1)
	Held with	and Length of	Principal Occupation(s)	Held by Director
Name, Address and Age	Company	Time Served	During Past 5 Years	or Nominee

J. Philip Ferguson 2301 Kingston Houston, Texas 77019 Age: 64	N/A	N/A	Non-Executive member of the Board of Directors of ABM Industries Incorporated, a facility services provider, since December 2009. Business consultant since 2007. AIM Capital Management from 2000 to 2007, including as the Chairman, President and Chief Investment Officer, overseeing equity and fixed-income portfolio management, investment strategies and the firm’s staff, and Senior Investment Officer, helping to shape its product line, portfolio strategies and investment policies. Mr. Ferguson has served as Vice Chair of The University of Texas Investment Management Company. Mr. Ferguson holds a finance degree from Texas Christian University, a certificate in international law from the City of London College and a juris doctorate degree from The University of Texas School of Law.	Director of ABM Industries Incorporated since December 2009
The Committee determined that Mr. Ferguson should serve as a director because he has over 40 years of experience in fund management oversight and investment management. We believe Mr. Ferguson’s experience with well-known, established investment management companies, such as AIM Capital Management, would provide valuable insight to the Board and the direction of the Company.

	Position(s)	Term of Office		Other Directorships(1)
	Held with	and Length of	Principal Occupation(s)	Held by Director
Name, Address and Age	Company	Time Served	During Past 5 Years	or Nominee

Lance T. Funston 1701 JFK Boulevard 25th Floor Philadelphia, PA 19103 Age: 67	N/A	N/A	Non-Executive Chairman of the Board of Directors of Telamerica Media, Inc., a media aggregator, since 1993. Non-Executive Chairman of the Board of Directors of Ultimark Products, LLC, a consumer products company, since 2000. Mr. Funston attended Harvard Business School, receiving an MBA in 1970. During his tenure at Harvard, he founded Portfolio Management Systems Incorporated, which developed investment management systems for major financial institutions including John Hancock, Fidelity Mutual, American General, Sun Life, and Bank of America. Appointed assistant to the director of the Federal Deposit Insurance Corporation in 1967 by President Lyndon Johnson; subsequently appointed as special assistant to a governor of the Federal Reserve Board.	None
The Committee determined that Mr. Funston should serve as a director due to his entrepreneurial skills and his wide range of experience in various business sectors that benefit the Company’s portfolio. We believe his relationships and experience in management and operations would provide the Board and the Company with a valuable benefit.

	Position(s)	Term of Office		Other Directorships(1)
	Held with	and Length of	Principal Occupation(s)	Held by Director
Name, Address and Age	Company	Time Served	During Past 5 Years	or Nominee

John D. White 1100 Louisiana Suite 5005 Houston, Texas 77002 Age: 61	N/A	N/A	Co-Founder, Chief Executive Officer and Chairman of the Board of Directors of Standard Renewable Energy Group, LLC, a private equity fund, since 2006. Partner and member of the Board of Directors at Murphree Venture Partners, a private equity fund, since 2008. Managing Director of The Wind Alliance since January 2009. Partner at the law firm of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. from 2003 to 2006. Mr. White’s experience in the energy sector reflects the industry’s development from 1978 to present. Regent, Texas A&M University System 2003 to 2009, Chairman of the Board of Regents, 2005 to 2007 and Vice Chairman 2007 to 2009. Director, Greater Houston Partnership, 2002, 2005 and since 2007. Director, Texas Institute for Genomic Medicine, 2005 to 2008 and Chairman of the Board 2005 to 2008. Member, Greater Houston Partnership Economic Development Advisory Committee, 1996 to 1998 and 2008.	Director of Trulite, Inc. since 2006.
The Committee determined that Mr. White should serve as a director because he brings a wide variety of investment experience to the Board and has earned a strong reputation as a civic leader. We believe the Board would also benefit from Mr. White’s business, entrepreneurial and legal experience.

	Position(s)	Term of Office		Other Directorships(1)
	Held with	and Length of	Principal Occupation(s)	Held by Director
Name, Address and Age	Company	Time Served	During Past 5 Years	or Nominee

Charles R. Ofner 2187 Troon Road Houston, Texas 77019 Age: 64	N/A	N/A	Owner of Ofner Associates, Inc., a company primarily engaged in international exploration and production and oil services, since 2001. Non-Executive member of the Board of Directors and investor in South Texas Algae, LLC, a company whose business plan is to grow and harvest algae for the production of diesel fuel, since 2008. Consultant to Al-Ettehad Oil Services, Ltd. since 2004. Director of Stewart & Stevenson Services, Inc., a company which operated in the highly regulated industry sector of oil and gas equipment and services, from 2000 to 2006. As a member of the corporate governance committee and chairman of the compensation committee, Mr. Ofner has in depth experience with statutory corporate governance requirements and with incentive based compensation programs.	Director of Stewart & Stevenson Services, Inc. from 2000 to 2006.
The Committee determined that Mr. Ofner should serve as a director due to the global perspective he would bring to the Board as a result of his over 30 years of international business experience. Also, we believe Mr. Ofner’s financial, operations and business development experiences and skills will provide the Board with insight into investment philosophies, particularly with respect to portfolio companies with diverse products, services and domiciles.
Dr. Francis D. Tuggle One University Drive Orange, California 92866 Age: 67	Director	Term expires 2010; Director since 1991.	Professor at the George L. Argyros School of Business and Economics at Chapman University since January 2006 and Dean from July 2002 to January 2006. Professor at the Kogod College of Business Administration at American University from July 1999 to June 2002 where he was Dean from July 1990 to June 1996.	None

	Position(s)	Term of Office		Other Directorships(1)
	Held with	and Length of	Principal Occupation(s)	Held by Director
Name, Address and Age	Company	Time Served	During Past 5 Years	or Nominee

The Committee determined that Mr. Tuggle should serve as a director because of his extensive experience in academia, including his service as a former dean of the Rice University School of Business and American University. We believe his experience provides the Board with a sophisticated approach to understanding and solving complex organizational and economic issues.
John P. Wade 5005 Riverway Suite 250 Houston, Texas 77056 Age: 65	N/A	N/A	Senior and Managing Partner of Wade & Company, LLP, a public accounting firm, since 1984.
			The Committee determined that Mr. Wade should serve as a director because of his tax expertise and his twenty-year history with the Company, which we believe provides him with a thorough understanding of investment funds and business development companies.	None
Dr. Charles M. Boyd, M.D. & MBA 135 E. Maple Road Birmingham, MI 48009 Age: 44	Director	Term expires 2010; Director since 2005.	Medical Director at The Boyd Cosmetic Surgical Institute since April 2009. Dr. Boyd served as Associate Chief of Staff, Office of Clinical Affairs, at the University of Michigan from 2006 to April 2008. He was also an Assistant Professor, Dept. of Dermatology, Div. of Cutaneous Oncology and Dept. of Otolaryngology Head and Neck Surgery, Div. of Facial Plastic Surgery, at the University of Michigan from 1999 to January 2007. He has been a Director of the Company since 2005, serving as the chairman of the compensation committee and member of the audit committee.	None
We determined that Dr. Boyd should serve as a director because of his diverse perspective attributable to his medical education. We believe Dr. Boyd’s expertise provides the Board with insight into the issues and opportunities in the growing healthcare industry.

	Position(s)	Term of Office		Other Directorships(1)
	Held with	and Length of	Principal Occupation(s)	Held by Director
Name, Address and Age	Company	Time Served	During Past 5 Years	or Nominee

Jonathan H. Godshall 5360 Spring Park Houston, Texas 77056 Age: 61	N/A	N/A	President and Chief Executive Officer of Verdient Technologies LLC, a company focused on technology based energy efficiency products, since July 2007. President and Chief Executive Officer of Trulite, Inc., a business that is commercializing clean power generator products, primarily hydrogen fuel cells, from June 2006 to October 2008. President and Chief Executive Officer of New Point Energy Solutions, L.P., a solar panel installation and service business, from October 2006 to May 2007. Self-employed business consultant from February 2004 to August 2006. From 1986 to 2001, Mr. Godshall was the President and Chief Executive Officer of Igloo Products Corp., manufacturing and marketing coolers and related products on a worldwide basis. Prior to joining Igloo, Mr. Godshall was the Vice President and General Manager of Anderson Clayton Foods, a food products company, from 1979 to 1986.	Director of Trulite, Inc. since 2006.
Mr. Godshall’s professional career is replete with firsthand knowledge in operations and management. We believe his impressive resume reflects a depth of experience with both large and small companies, providing excellent qualifications to serve on a business development company board overseeing a diversified portfolio.

(1)	Other directorships are limited to directorships held during the past five years: (i) in any company with a class of securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); (ii) subject to the requirements of Section 15(d) of the Exchange Act; or (iii) in any company registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

Interested Directors(2)

Other
	Position(s)	Term of Office		Directorships
	Held with	and Length of	Principal Occupation(s)	Held by Director
Name, Address and Age	Company	Time Served	During Past 5 Years	or Nominee

Paula T. Douglass(3) P.O. Box 130197 Houston, Texas 77219 Age: 58	N/A	N/A	Mrs. Douglass served as Vice President of the Company from June 2006 until April 2010. From June 2005 to June 2009, Mrs. Douglass served as Vice Chairman of the Board of MCCA, the Company’s former investment adviser, and Equus Capital Administration Company, Inc. She served as an officer and director of Equus Capital Management Corporation from July 1992 to 2005. Mrs. Douglass is a licensed attorney and was an associate of the firm Fulbright and Jaworski from 1988 to 1991. In 1993, she was elected a director of Iwerks Entertainment, a publicly traded company on the NASDAQ exchange, and was a member of the audit committee. Mrs. Douglass served as Executive Chairman of Iwerks Entertainment from 1995 to 1997. From February 1998 to 2005, she served as Chairman and Chief Executive Officer of Cinema Film Systems, Inc. Mrs. Douglass co-founded Equus Corporation International (which is not affiliated with the Company) and has served as an officer and a director since December 1978. Mrs. Douglass originated and structured the Company’s investment in Equus Media Development Company, LLC, a wholly-owned subsidiary of the Company, and serves as CEO and President. In July of 2008, Mrs. Douglass originated and structured the Company’s investment in Trulite, Inc., and serves as a director on the board of this renewable energy company. Mrs. Douglass serves on the Board of Visitors for Pepperdine School of Law and is a trustee for the University of Houston Foundation. She is a co-founder and an Advisory Director for the Kelly Day Endowment on the Status of Women and Human Rights in the Middle East at the James A. Baker Institute for Public Policy at Rice University. Mrs. Douglass holds a Bachelor of Arts degree from the University of Oklahoma and a Doctor of Jurisprudence from the University of Houston School of Law.	Director of Trulite, Inc. since 2008

Other
	Position(s)	Term of Office		Directorships
	Held with	and Length of	Principal Occupation(s)	Held by Director
Name, Address and Age	Company	Time Served	During Past 5 Years	or Nominee

We believe the Board would benefit from Mrs. Douglass’ disciplined investment approach gained from her legal and business experience, her entrepreneurial drive and her many relationships in various industries.

(2)	Interested directors are “interested persons” (as defined in the 1940 Act). Mrs. Douglass is deemed to be an interested director by reason of: (i) her relationship to her husband Sam P. Douglass, who directly or indirectly owns, holds or controls, with the power to vote, five percent or more of the outstanding voting securities of the Company; and (ii) her former affiliation with the Company and the Company’s former investment adviser.

(3)	Mrs. Douglass is the spouse of Sam P. Douglass, a member of the Board whose term expires at the Annual Meeting in 2010.

YOU ARE URGED TO VOTE FOR THE ELECTION OF OUR NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

ADDITIONAL NOMINEE INFORMATION

Mr. Godshall is a shareholder of Trulite, Inc. and the non-executive Vice Chairman of its Board of Directors . He also served as its chief executive officer from August 2006 until October 2008 and a consultant from December 2008 until March 2010. Mr. Godshall owns less than 5% of Trulite’s equity in the form of shares and options. Mrs. Douglass has served as a director of Trulite, Inc. since 2008. Mr. White is the non-executive Chairman of the Board of Directors of Trulite, Inc. and owns approximately 6% of the entity that is the majority owner of Trulite, Inc. Since June 2008, the Company has made investments in Trulite in the form of loans and warrants. The loans currently bear interest at a rate of 18%, and the warrants entitle the Company to acquire approximately 10% of Trulite’s equity. The current outstanding principal amount of the loans is approximately $2.3 million, and the current unpaid interest is approximately $200,000. The current obligations under the loans are the largest aggregate amount of such obligations since they were incurred.

Mr. Wade, either in his individual capacity or as a representative of Wade & Company LLP, an accounting firm of which he is the Senior and Managing Partner (or other accounting firms with which he was associated previously), has provided tax consulting, tax return preparation and other advisory services to the Company for fees. Since January 1, 2008, the Company has paid a total of approximately $80,000 to Wade & Company LLP for such services. Mr. Wade has also provided tax consulting, tax return preparation and other administrative and advisory services for Mr. and Mrs. Douglass, the trusts in the Committee and other interests of the Douglass family.

Other than Dr. Boyd, Dr. Tuggle and Mrs. Douglass, none of Our Nominees, or any Immediate Family Member (as such term is defined in Schedule 14A of the Exchange Act) of any of Our Nominees, has, during the past 5 years, held any position, including as an officer, employee, director or general partner, with (i) the Company, (ii) any investment company, or any person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the 1940 Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company (as such item is defined in the 1940 Act) or under the control of such investment advisers, principal underwriter or Sponsoring Insurance Company, as the Company, (iii) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company and (iv) any person, directly or indirectly, controlling, controlled by, or under common control of the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company.

Since the beginning of the Company’s last two completed fiscal years, no officer of an investment adviser, principal underwriter or Sponsoring Insurance Company, of the Company, or of a person directly or indirectly controlling, controlled by, or under common control thereby, serves, or has served, on the board of directors of a company of which one of Our Nominees is an officer.

Except as disclosed herein, since the beginning of the Company’s last two completed fiscal years, none of Our Nominees or any Immediate Family Member of any of Our Nominees was a party to any transaction, or series of similar transactions or is a party to any currently proposed transaction, or series of similar transactions, in which the amount involved exceeded or is to exceed $120,000, to which (i) the Company, (ii) any of its officers, (iii) any investment company, or officer thereof, or any person, or officer thereof, that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the 1940 Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Company, (iv) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company, or officer thereof, (v) any person, or officer thereof, directly or indirectly controlling, controlled by, or under common control of the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company, was or is to be a party.

Other than as set forth herein, there are no arrangements or understandings between Our Nominees and any other member of the Committee or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of Our Nominees to be named in this proxy statement and to serve as a director of the Company upon election at the Annual Meeting. Our Nominees who own or owned Shares on the Record Date have informed the Committee that they expect to vote such Shares for Our Nominees.

There are no material proceedings to which any of Our Nominees or any of their associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of Our Nominees, none of the events enumerated in Item 401(f)(1) — (8) of the Exchange Act occurred during the past ten years.

Mrs. Douglass has entered into an arrangement with Mr. Funston for the advancement of up to $300,000 to Mrs. Douglass to pay costs and expenses of conducting this proxy solicitation, which she is undertaking. This arrangement is described in more detail in “Solicitation of Proxies” below.

Section 16(a) Beneficial Ownership Reporting Compliance

In 2009, none of Our Nominees failed to file on a timely basis reports related to the Company that are required by Section 16(a) of the Exchange Act.

Independence

We expect that all of Our Nominees, upon election, would be deemed by the newly-elected Board to be independent directors pursuant to the listing standards of the New York Stock Exchange, except for Mrs. Douglass, who would be not be considered independent under such standards and would be considered an “interested” director under the 1940 Act because (i) she was a Vice President of the Company from June 2006 until April 2010 and (ii) she is Sam P. Douglass’ spouse, and Mr. Douglass directly or indirectly owns, holds or controls, with the power to vote, more than five percent or more of the outstanding voting securities of the Company.

Dollar Range of Equity Securities Beneficially Owned by Our Nominees

Aggregate Dollar Range of Equity
Securities in All Companys Overseen
or to be Overseen by Director
	Dollar Range of Equity	or Nominee in Family of
Name	Securities in the Company(1)	Investment Companies

Independent Nominees:
J. Philip Ferguson	None	None
Lance T. Funston	over $100,000	over $100,000
John D. White	None	None
Charles R. Ofner	None	None
Dr. Francis D. Tuggle	$10,001-$50,000	$10,001-$50,000
John P. Wade	None	None
Dr. Charles M. Boyd	$1-$10,000	$1-$10,000
Jonathan H. Godshall	None	None
Interested Nominees:
Paula T. Douglass	Over $100,000	Over $100,000

(1)	Based on beneficial ownership as of March 31, 2010.

Compensation of Our Nominees who are Currently Directors

Dr. Tuggle and Dr. Boyd each served as directors on the Board during 2009. In their capacity as directors, Dr. Tuggle and Dr. Boyd each received during 2009 (i) $5,000 for each quarter served on the Board plus $2,000 for each meeting of the Board attended in person, (ii) $1,000 for participation in each meeting attended that was conducted by telephonic conference, (iii) $1,000 for each committee meeting attended and (iv) reimbursement for all out-of-pocket expenses related to attendance at such meetings. During 2009, Dr. Tuggle was paid total compensation of $54,000 and Dr. Boyd was paid total compensation of $66,000 in the form of fees earned or paid in cash for service as directors of the Company. During 2009, the Board met 12 times and Dr. Tuggle and Dr. Boyd attended at least 75% of all meetings held by the Board and the committees of the Board on which they served. Except as disclosed above, none of Our Nominees currently serve on the Board and, as such, did not receive any compensation for service as directors of the Company during 2009.

PROPOSAL 2 — RATIFICATION OF
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has selected UHY LLP as the Company’s independent registered public accounting firm for the year 2010. The Company is submitting the selection of UHY LLP for ratification of and approval by the stockholders at the Annual Meeting.

WE RECOMMEND VOTING FOR THE RATIFICATION OF THE SELECTION OF UHY LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR 2010.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each stockholder may cast one vote for each Share that such stockholder held on the Record Date. Stockholders who sold Shares before the Record Date or acquire them without voting rights after the Record Date may not vote such Shares. The Company has stated that it will make a list of stockholders on the Record Date available for inspection at the Company’s office at Eight Greenway Plaza, Suite 930, Houston, Texas 77046 for ten days before the Annual Meeting.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of Our Nominees to the Board, FOR the ratification of the selection of UHY LLP and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

According to the Company’s proxy statement for the Annual Meeting, five of the nine incumbent members of the Board of Directors of the Company intend to nominate the Other Nominees for election as directors. This proxy statement is soliciting proxies to elect Our Nominees and none of the Other Nominees.

Quorum

The by-laws of the Company provide that the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum at any meeting of stockholders. The Company’s by-laws do not address how proxies that express abstentions will be treated for the purpose of constituting a quorum. Under Delaware law, abstentions are counted for the purposes of determining a quorum. Please see “Broker Non-Votes” below for the treatment of broker non-votes for quorum purposes.

Votes Required for Approval

Election of Directors.  Pursuant to the by-laws of the Company and the Delaware General Corporation Law, if a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes of the Shares present in person or represented by proxy and entitled to vote on the election of directors. This means that the nine persons who receive the highest number of “FOR” votes will be elected to fill the available seats on the Board. A properly executed proxy marked “withhold” with respect to the election of any or all director nominees will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against such director nominee(s). Therefore, a proxy marked “withhold” with respect to a specific director nominee will result in such director nominee receiving fewer “FOR” votes.

Ratification of Selection of UHY LLP.  The by-laws of the Company provide that, if a quorum is present at the Annual Meeting, the ratification of the selection of UHY LLP will be determined by the vote of the holders of a majority of the stock having voting power present in person or represented by proxy. Proxies that express abstentions on this matter will be counted as votes against the ratification of UHY LLP as the company’s independent auditor.

Broker Non-Votes

Proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal are so-called “broker non-votes.” Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange precludes brokers from exercising voting discretion on “non-routine” matters without specific instructions from the beneficial owner. With respect to the two proposals related to this proxy statement, the contested nature of the election of directors renders all matters at the Annual Meeting “non-routine” and, as such, broker non-votes will not be considered for quorum purposes and may not be voted on any matter that is voted upon at the Annual Meeting.

Revocation of Proxies

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy that is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Committee c/o of MacKenzie Partners, Inc. at the address set forth on the back cover of this proxy statement or to the Company at Eight Greenway Plaza, Suite 930, Houston, Texas 77046 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to the Committee c/o MacKenzie Partners, Inc. at the address set forth on the back cover of this proxy statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares. Additionally, MacKenzie Partners, Inc. may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of Our Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD AND FOR THE RATIFICATION OF THE SELECTION OF UHY LLP, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this proxy statement is being made by the Committee. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

On behalf of the Committee, Mrs. Douglass has entered into an agreement with MacKenzie Partners, Inc. for solicitation and advisory services in connection with this solicitation, for which MacKenzie Partners, Inc. has received a retainer of $10,000 and will receive a subsequent fee to be mutually agreed upon after the completion of the engagement, together with reimbursement for its reasonable out-of-pocket expenses. Pursuant to their agreement, MacKenzie Partners, Inc. will also be indemnified against certain claims in connection with its retention. MacKenzie Partners, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that MacKenzie Partners, Inc. will employ approximately 15 persons to solicit the Company’s stockholders for the Annual Meeting.

The expense of preparing, assembling, printing and mailing this proxy statement and related materials and the cost of soliciting proxies for Our Nominees will be borne by Mrs. Douglass. Costs of this solicitation of proxies are currently estimated to be approximately $800,000. It is estimated that through the date hereof, the expenses in connection with this solicitation are approximately $250,000. Mrs. Douglass has arranged with Mr. Funston to advance up to $300,000 to her to pay costs and expenses of conducting the proxy solicitation. Under this arrangement, if any such amounts are advanced, they are to be repaid on terms mutually agreeable to Mrs. Douglass and Mr. Funston. If successful, Mrs. Douglass intends to seek reimbursement from the Company of all expenses she incurs in connection with the solicitation of proxies for the election of Our Nominees to the Board at the Annual Meeting. Mrs. Douglass does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

OTHER PARTICIPANT INFORMATION

Each member of the Committee is considered or may be deemed a “participant” under the federal proxy rules in this solicitation.

Except as set forth in this proxy statement, (i) no participant is, or within the past year was, a party to any contract, arrangements or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding or proxies, and (ii) no participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

On or about June 30, 2009, the Company, and three other persons, including Mr. Douglass, received “Wells” notices from the staff of the SEC regarding the staff’s intention to recommend to the SEC that the SEC bring civil actions against the recipients of such notices alleging possible violations of the securities laws.

Based on discussions with the SEC staff, Mr. Douglass believes that the issues the staff intends to pursue relate to disclosure regarding (i) a one-time administrative fee that was recommended by a special committee of the Company’s board of directors, approved by the board of directors of the Company, and paid by the Company in 2005; and (ii) the compensation of a certain officer of the Company during approximately the same time period. Although Mr. Douglass has been cooperating with the SEC in its inquiry, in the event an action or proceeding is brought, Mr. Douglass intends to defend himself vigorously. In a Current Report on Form 8-K, filed July 7, 2009, and in its Quarterly Report on Form 10-Q filed on November 16, 2009, the Company reported receipt by it and three other persons of “Wells” notices relating to the 2005 activity.

Share Ownership

Set forth below are the names and specified ownership and other information with respect to each of the participants.

Principal Occupation or
		Number of Shares	Employment
		Owned	and the Name, Principal
		Beneficially and	Business and
	Number of Shares	Nature of	Address of Any
	Owned	Beneficial	Corporation or Other
	of Record (Percent	Ownership	Organization in which Such
Name and Address of Beneficial Owner	of Class)(1)	(Percent of Class)	Employment is Carried On

Sam P. Douglass 3229 Groveland Lane Houston, Texas 77019	—	671,191 (7.6%)*	Chairman and President of Equus Corporation International, an investment company (which is not affiliated with the Company), and Director of Equus Total Return, Inc. P.O. Box 130197 Houston, Texas 77219

Paula T. Douglass 3229 Groveland Lane Houston, Texas 77019	—	115,751 (1.3%)*	Management of personal and family investments. 3229 Groveland Lane Houston, Texas 77019

Douglass Trust IV-FBO Preston 5005 Riverway Suite 250 Houston, Texas 77056	275,793 (3.1%)**	282,791 (3.2%)**	N/A

Douglass Trust IV-FBO Brooke 5005 Riverway Suite 250 Houston, Texas 77056	275,793 (3.1%)**	282,792 (3.2%)**	N/A

Tiel Trust FBO SPD 5005 Riverway Suite 250 Houston, Texas 77056	52,257** (+)	52,257** (+)	N/A

Tiel Trust FBO PTD 5005 Riverway Suite 250 Houston, Texas 77056	53,986*** (+)	53,986*** (+)	N/A

J. Philip Ferguson 2301 Kingston Houston, Texas 77019	—	—	Business consultant. 2301 Kingston Houston, Texas 77019

Principal Occupation or
		Number of Shares	Employment
		Owned	and the Name, Principal
		Beneficially and	Business and
	Number of Shares	Nature of	Address of Any
	Owned	Beneficial	Corporation or Other
	of Record (Percent	Ownership	Organization in which Such
Name and Address of Beneficial Owner	of Class)(1)	(Percent of Class)	Employment is Carried On

Lance T. Funston 1701 JFK Boulevard 25th Floor Philadelphia, PA 19103	—	217,033 (2.4)%	Chairman of the Board of Directors of Telamerica Media, Inc., a media aggregator. 1701 JFK Boulevard 25th Floor Philadelphia, PA 19103

John D. White 1100 Louisiana Suite 5005 Houston, Texas 77002	—	—	Partner at Murphree Venture Partners, a private equity fund. 1100 Louisiana Suite 5005 Houston, Texas 77002

Charles R. Ofner 2187 Troon Road Houston, Texas 77019	—	—	Owner of Ofner Associates, Inc., a company that engages in exploration & production and oil services. 2187 Troon Road Houston, Texas 77019

Dr. Francis D. Tuggle One University Drive Orange, California 92866	—	6,536 (+)	Dean and Professor of Chapman University. 1 University Drive Orange, California 92866

John P. Wade 5005 Riverway Suite 250 Houston, Texas 77056	—	—	Senior & Managing Partner of Wade & Company, LLP, an accounting firm. 5005 Riverway Suite 250 Houston, Texas 77056

Dr. Charles M. Boyd 135 E. Maple Road Birmingham, MI 48009	—	1,098 (+)	Medical Director at The Boyd Cosmetic Surgical Institute. 135 E. Maple Road Birmingham, MI 48009

Jonathan H. Godshall 5360 Spring Park Houston, Texas 77056	—	—	President and Chief Executive Officer of Verdient Technologies LLC, a company focused on technology based energy efficiency products. 5360 Spring Park Houston, Texas 77056

(1)	The percentages were calculated on the basis that 8,861,646 shares of Common Stock were outstanding as of March 31, 2010, as represented by the Company in its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 31, 2010.

*	Sam P. Douglass and Paula T. Douglass, in their individual capacities, and as trustees of the respective trusts listed herein, have beneficial ownership of 786,942 shares of Common Stock, representing 8.9% of the shares of Common Stock outstanding.

**	Sam P. Douglass, as trustee of the Douglass Trust IV- FBO S. Preston Douglass, Douglass Trust IV- FBO Brooke Douglass, and Tiel Trust FBO Sam P. Douglass, has sole voting and dispositive power over the Common Stock held by such trusts.

***	Paula T. Douglass, as trustee of Tiel Trust FBO Paula T. Douglass, has sole voting and dispositive power over the Common Stock held by such trust.

+	Indicates less than one percent.

Transactions in Common Stock

The following tables set forth information with respect to all purchases and sales of securities by the participants during the past two years (numbers in parentheses indicate sales):

	Sam P.	Paula T.	Lance T.
Date	Douglass	Douglass	Funston

4/3/08	500	500
4/4/08	300	500
4/7/08	200	2,100
4/7/08	2,900
4/8/08	600	875
2/19/10			12,718
2/19/10			24,000
2/22/10			24,000
2/22/10			12,315
2/23/10			24,000
2/23/10			24,000
2/24/10			24,000
2/25/10			24,000
2/26/10			24,000
3/1/10			24,000

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Matters

Other than as discussed above, the Committee is not aware of any other matters to be considered at the Annual Meeting. However, should other matters be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion, including, without limitation, nominating additional persons for directorships, or making any proposals as may be appropriate to address any action of the Board not publicly disclosed prior to the date of this proxy statement.

Stockholder Proposals and Nominations

In order for stockholder proposals intended to be presented at the 2011 Annual Meeting of Stockholders of the Company (the “2011 Annual Meeting”) to be eligible for inclusion in the Company’s proxy statement and the form of proxy for such meeting, they must follow the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, the Company’s Secretary must receive stockholder proposals at Eight Greenway Plaza, Suite 930, Houston, Texas 77046, Attn: President, no later than December 4, 2010.

Under the Company’s by-laws, no business may be brought before a stockholder meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered an appropriate notice to the Company’s Secretary. To be properly brought before such a meeting a stockholder must deliver a written notice to the Company at the address set forth in the following paragraph of the stockholder’s intention to present a proposal (containing certain information specified in the by-laws about the stockholder and the proposed action) not less than 60 nor more than 90 days prior to the meeting. However, in the event less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such notice to be timely must be received not later than the close of business on the fifth day following the day on which such notice is mailed or such public disclosure was made.

Stockholder proposals with respect to director nominations require written notice of your intent to make such a nomination either by personal delivery or by U.S. mail, postage prepaid, to Brett M. Chiles, Secretary, Equus Total Return, Inc., Eight Greenway Plaza, Suite 930, Houston, TX 77046, within the time limits described above for delivering a stockholder proposal notice and must comply with the information requirements in the Company’s by-laws relating to director nominations by stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

The information set forth above regarding the procedures for submitting stockholder proposals and nominations for consideration at the 2011 Annual Meeting is based on information contained in the Company’s proxy statement. The inclusion of this information in this proxy statement should not be construed as an admission by the Committee that such procedures are legal, valid or binding.

Use of Company Information

This proxy statement does not include certain disclosure that is already included in the Company’s proxy statement relating to the Annual Meeting. This disclosure includes, among other things, information about the Company’s current directors, including committee membership and compensation, information concerning executive compensation and other important information. Although the Committee does not have any knowledge indicating that any statement made by it herein is untrue, the Committee does not take any responsibility for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on the Committee’s behalf, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.

The information concerning the Company contained in this proxy statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many Shares you own, please give the Committee your proxy FOR the election of Our Nominees by taking three steps:

•	SIGN the enclosed GOLD proxy card,

•	DATE the enclosed GOLD proxy card, and

•	MAIL the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed GOLD voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this proxy statement, please contact MacKenzie Partners, Inc. at the address set forth below.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
enhanceequus@mackenziepartners.com
or
CALL TOLL FREE (800) 322-2885

GOLD PROXY
EQUUS TOTAL RETURN, INC.
2010 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF
OF
THE COMMITTEE TO ENHANCE EQUUS
THE BOARD OF DIRECTORS OF EQUUS TOTAL RETURN, INC.
IS NOT SOLICITING THIS PROXY
P      R      O      X      Y
          The undersigned appoint(s) Sam P. Douglass and Paula T. Douglass, and each of them, proxies with full power of substitution and with discretionary authority to vote all shares of common stock of Equus Total Return, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2010 Annual Meeting of Stockholders of the Company scheduled to be held at Goodwin Procter LLP, The New York Times Building, 26th Floor, 620 Eighth Avenue, New York, New York 10018 on May 12, 2010 at 10:00 a.m., local time, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).
          The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named proxies, their substitutes, or any of them may lawfully take by virtue hereof. Other than the two proposals set forth below, the Committee is not aware of any other matters to be considered at the Annual Meeting. However, should other matters be brought before the Annual Meeting, the herein named proxies or their substitutes will vote on such matters in their discretion. If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting.
IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
          This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting
The Committee’s proxy statement and this GOLD proxy card are available at
www.ourmaterials.com/enhanceequus
IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!
CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

[X] Please mark vote as in this example
THE COMMITTEE RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2
1.         APPROVAL OF THE COMMITTEE’S PROPOSAL TO ELECT DIRECTORS:

WITHHOLD
	FOR ALL	AUTHORITY TO VOTE	FOR ALL NOMINEES
	NOMINEES	FOR ALL NOMINEES	EXCEPT
NOMINEES:
J. Philip Ferguson	[ ]	[ ]	[ ]
Lance T. Funston
John D. White
Charles R. Ofner
Dr. Francis D. Tuggle
John P. Wade
Paula T. Douglass
Dr. Charles M. Boyd
Jonathan H. Godshall
The Committee intends to use this proxy to vote “FOR” Messrs. Ferguson, Funston, White, Ofner, Tuggle, Wade, Boyd and Godshall and Mrs. Douglass.
NOTE: If you do not wish for your shares to be voted “FOR” a particular Committee nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining Committee nominee(s).

2.        APPROVAL OF THE COMPANY’S PROPOSAL TO RATIFY THE SELECTION OF UHY LLP AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]
DATED:

(Signature)

(Signature, if held jointly)

(Title)
WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, CORPORATE OFFICERS, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) ON THIS PROXY.